UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City, CA 94063
(Address of principal executive offices)

(650) 366-2626
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2010, A.P. Pharma, Inc. (the “Company”),  announced that, on May 18, 2010, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the minimum closing bid price of its common stock had fallen below $1.00 for 30 consecutive trading days, and therefore, A.P. Pharma was not in compliance with Marketplace Rule 5550(a)(2). The Company has been provided 180 calendar days, or until November 15, 2010, to regain compliance with the minimum bid price requirement.  This notice does not impact the Company’s listing on Nasdaq at this time.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.                   Document Description

99.1                                Press Release issued on May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: May 20, 2010	/s/ Ronald J. Prentki
Ronald J. Prentki
President, Chief Executive Officer and Director